Exhibit 10.2

FIRST AMENDMENT TO
AGREEMENT OF PURCHASE AND
SALE

This First Amendment to Agreement of Purchase and Sale (this “Amendment”) is entered into effective as of January 2, 2018 (the “Effective Date”), by and between ”) by and between RIF - IV GRAND, LLC, a California limited liability company (“Seller”), and 6110-6114 CAHUENGA, LLC, a California limited liability company (“Buyer,” and, together with Seller, collectively, the “Parties”).
RECITALS
A.    The Parties entered into that certain Agreement of Purchase and Sale dated as of November 30, 2017 (the “Purchase Agreement”), with respect to certain “Property” located in Santa Ana, California, more particularly defined therein. All capitalized terms and phrases used in this Amendment, if not defined in this Amendment, shall have the same meanings as assigned to them in the Purchase Agreement;
B.    Buyer’s due diligence investigations disclosed certain conditions at the Property which have been (or will be) agreed to and memorialized by the Parties in a separate written instrument (the “Post Closing Work”);
C.    The Parties have agreed to proceed to Closing, and that Seller will complete the Post Closing Work after the Closing as provided in this Amendment and at a cost not to exceed the Holdback Amount, as such term is defined below;
D.    The Parties have agreed to increase the Purchase Price and modify the proration provisions of the Purchase Agreement as set forth in Section 1 below; and
E    The Parties agree that Escrow Agent shall hold back One Hundred Thousand Dollars ($100,000) (the “Holdback Amount”) of the Purchase Price which would otherwise be distributable to or at the instruction of Seller at Closing to cover the cost of the Post Closing Work;
NOW, THEREFORE, for and in consideration of the foregoing recitals, which are incorporated herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:
1.Modifications to Purchase Agreement.

a.
Purchase Price. Buyer and Seller hereby agree that the Purchase Price shall be increased to Four Million Five Hundred Fifteen Thousand and 00/100 Dollars ($4,515,000). Notwithstanding anything to the contrary contained in the Purchase Agreement, Buyer rather than Seller shall be charged through Escrow at Closing for the portion of both (i) the county and city documentary transfer taxes and (ii) the premium for the ALTA Standard Coverage Owner’s Policy of Title Insurance, in each case as attributable to a $100,000 portion of the Purchase Price.

b.	Prorations. Notwithstanding Section 10.1 of the Purchase Agreement, the Parties shall handle proration credits and debits of rents and taxes, and transfers of security deposits,

outside of Escrow, but shall nonetheless undertake such prorations and transfers in accordance with the applicable provisions of the Purchase Agreement.
2.Waiver of Contingencies. Buyer hereby waives its right to terminate the Purchase Agreement upon expiration of the Inspection Period and/or the Title Review Period pursuant to Sections 6.1.1 and 7.3 of the Purchase Agreement.
3.Post Closing Work; Holdback Agreement. Seller shall use commercially reasonable efforts to complete, or cause the completion of, the Post Closing Work after the Closing; provided, however, that Seller’s obligation to perform the Post Closing Work shall be subject to (i) Escrow Agent making the Holdback Amount available to Seller pursuant to the term of the Holdback Agreement attached hereto as Exhibit A and incorporated by this reference herein (the “Holdback Agreement”) and (ii) Buyer providing third party contracts reasonably acceptable to Seller, together with detailed plans and specifications, for the Post Closing Work. Buyer acknowledges and agrees that Seller is performing the Post Closing Work as an accommodation to Buyer, and that Seller hereby releases, and shall indemnify, defend and hold Seller and its affiliates, including without limitation, Rexford Industrial Realty & Management, Inc., a California corporation, harmless from and against, any and all Claims suffered or incurred by Seller and/or its affiliates in connection with Seller’s performance (or Seller causing the performance of) the Post Closing Work. Upon completion of the Post Closing Work, Seller shall assign the third-party warranties, if any, received by Seller concerning the Post Closing Work, to the extent such warranties are assignable. Additionally, if requested by Seller after completion of the Post Closing Work, Buyer shall promptly restate both the aforementioned release, including a waiver of unknown claims and Section 1542 of the California Civil Code, and the indemnity and defense obligation in a written instrument reasonably acceptable to Seller. In no event shall Seller have any obligation to pay any cost or expense for the Post Closing Work in excess of the Holdback Amount actually distributed to Seller, and Buyer hereby agrees to pay, and indemnify, defend and hold Seller and its affiliates against, such excess costs and expenses.
4.Miscellaneous: Except as expressly modified hereby, the Purchase Agreement remains in full force and effect and Seller and Buyer ratify and affirm the Purchase Agreement as modified hereby. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute the same instrument. This Amendment may be executed via PDF and that PDF shall be deemed an original for all purposes. If a provision of this Amendment conflicts with a provision of the Purchase Agreement, this Amendment shall supersede and control.

[Signatures on following page]

2

IN WITNESS WHEREOF, Seller and Buyer have executed this First Amendment as of the Effective Date.

SELLER:

RIF IV – GRAND, LLC, a
California limited liability company

By:	REXFORD INDUSTRIAL REALTY, L.P.,
a Maryland limited partnership,
its Manager

By:	Rexford Industrial Realty, Inc.,
a Maryland corporation
its: General Partner

	By:	/s/ David Lanzer

	Name Printed:	David Lanzer

	Title:	General Counsel

BUYER:

6110-6114 CAHUENGA, LLC, a
California limited liability company

By:	/s/ Larry Schwimmer

Name Printed:	Larry Schwimmer

Title:	Managing Partner

Signature Page to First Amendment

EXHIBIT A
Holdback Agreement

ESCROW HOLDBACK AGREEMENT
This ESCROW HOLDBACK AGREEMENT (this “Agreement”), dated as of March , 2018 is made by and between RIF - IV GRAND, LLC, a California limited liability company (“Seller”), and 6110-6114 CAHUENGA, LLC, a California limited liability company (“Buyer”), and COMMERCE ESCROW COMPANY (“Escrow Agent”), with reference to the following facts.
RECITALS
A.    Seller and Buyer are parties to that certain Agreement of Purchase and Sale dated as of November 30, 2017, as amended by that certain First Amendment to Agreement of Purchase and Sale dated as of January 2, 2018 (collectively the “Purchase Agreement”), with respect to that certain real property having an address of 200-220 S. Grand Avenue, Santa Ana, CA, and more fully described in the Purchase Agreement (the “Property”). All capitalized terms used herein but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Purchase Agreement;
B.    On or about the date hereof, Seller has transferred the Property to Buyer pursuant to the terms of the Purchase Agreement; and
C.    Pursuant to the Purchase Agreement, the parties have agreed that Seller will perform certain Post Closing Work, and that Escrow Agent will hold back a portion of the Purchase Price otherwise distributable to Seller to fund the cost of such work.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Deposit of Funds; Appointment of Escrow Agent.
a.Upon the Closing, Seller and Buyer hereby irrevocably instruct Escrow Agent to hold back One Hundred Thousand Dollars ($100,000) (the “Holdback Amount”) of the Purchase Price otherwise distributable to or at the instruction of Seller in escrow (the “Escrow Account”), and to distribute the Holdback Amount in accordance with the terms of this Agreement. All interest and other income earned on amounts deposited from time to time into the Escrow Account shall be reported to applicable tax authorities under Buyer’s taxpayer identification number, which Buyer will separately provide to Escrow Agent.
b.Seller and Buyer hereby irrevocably appoint Escrow Agent to act as escrow and disbursement agent with respect to the Escrow Account. Escrow Agent hereby accepts such appointment. All fees and other costs that Escrow Agent may incur in connection with this Agreement and maintaining the Escrow Account, shall be paid by Buyer separate from the Holdback Amount.
2.Conditions for Disbursements. The funds on deposit in the Escrow Account, including without limitation, all interest accrued thereon, shall be held therein until all of such funds have been disbursed pursuant to the provisions of this Section 2.
2.1Disbursement to Seller. Seller shall from time-to-time submit written notice (a “Disbursement Notice”) to Escrow Agent and Buyer for disbursements of the Holdback Amount as necessary to reimburse Seller for (or, at Seller’s option, advance costs for payment of) the costs and expenses for the Post Closing Work. Escrow Agent is hereby irrevocably instructed to comply with Seller’s Disbursement Notice within two (2) business days following Escrow Agent’s receipt thereof, unless Buyer disputes the Disbursement Notice by written notice to Escrow Agent and Seller delivered within one (1) business day following Seller’s delivery of the Disbursement Notice.
2.2Disbursement to Buyer. Escrow Agent shall disburse the Holdback Amount, or the portion thereof which then remains on deposit with Escrow Agent, to Buyer only upon the joint written instruction from Seller and Buyer to do so.
3.Escrow Custodian Only. Escrow Agent is acting herein in the capacity of an escrow holder or custodian, and not as a Escrow Agent, and no other duty or obligation is expressed or implied. Without limiting the other provisions of this Agreement, Escrow Agent (a) shall be entitled to act upon the joint written instructions from Seller and Buyer as provided in this Agreement not only as to its due execution and the validity and effectiveness of its provisions but also to the truth and accuracy of any information therein contained which the Escrow Agent shall in good faith believe to be genuine and to have been signed by a proper person or persons; (b) may consult independent counsel of its choice in respect of any question relating to its duties or responsibilities under this Agreement; (c) shall not be bound by any amendment to this Agreement unless agreed upon in writing by Seller, Buyer and Escrow Agent; and (d) shall have only such duties and responsibilities as are expressly set forth in this Agreement and shall deliver the Holdback Amount only as provided herein.
4.Action for Interpleader. Notwithstanding anything in this Agreement to the contrary, in the event of a dispute between any of the parties to this Agreement arising prior to or at the time of termination of this Agreement, Escrow Agent shall be entitled to tender the Holdback Amount into the registry or custody of a court of competent jurisdiction in Los Angeles County, California, together with such legal pleadings as it may deem appropriate, and thereupon Escrow Agent shall be discharged from all further duties, obligations, liabilities, and responsibility as Escrow Agent. All costs and expenses incurred by Escrow Agent in taking any action pursuant to this paragraph shall be shared equally between Buyer and Seller.
5.Term. This Agreement shall be and remain in full force and effect until such date that all funds on deposit in the Escrow Account have been disbursed, and upon such occurrence this Agreement shall automatically terminate and the parties hereto shall have no further obligations hereunder.
6.Assignment; Binding Effect. The rights and obligations under this Agreement may not be assigned by Escrow Agent without the prior express written consent of Seller and Buyer, which consent may be granted or withheld in Seller’s or Buyer’s sole and absolute discretion, as applicable. The rights and obligations under this Agreement may not be assigned by Seller or Buyer without the prior written approval of the other party, which approval shall not be unreasonably withheld. Each of the provisions hereof shall be binding upon and inure to the benefit of Seller, Buyer and Escrow Agent and, subject to the foregoing, their respective legal representatives, successors and assigns.
7.Notices. All notices to be given under this Agreement shall be in writing and shall be deemed to have been given or served upon receipt or refusal of receipt after being mailed, postage prepaid, by certified, registered or express mail, return receipt requested, or when delivered in person or by reputable overnight courier providing a delivery receipt, or by Email to the appropriate address set forth below or to such other address as may be hereinafter designated by any party at least five (5) days in advance by proper notice to the other parties hereto:

If to Seller:	RIF IV – Grand, LLC
c/o Rexford Industrial Realty, L.P.
11620 Wilshire Blvd., Ste. 1000
Los Angeles, CA 90025
Attn: General Counsel
Email: dlanzer@rexfordindustrial.com

If to Buyer:	Attn: Larry Schwimmer
Email: c/o howards@rexfordindustrial.com

If to Escrow Agent:	Commerce Escrow Company
1055 Wilshire Blvd., Ste 1000
Los Angeles, CA 90017
Attn: Shannon Kinnard
Email: skinnard@comescrow.com

8.Miscellaneous. All section headings herein are included only for convenience of reference and are not intended to limit or amplify any term or provision of this Agreement. The Recitals hereto are hereby incorporated into and made a part of this Agreement. This Agreement contains the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and may not be altered or amended in any way except by the written agreement of all such parties. No provision of this Agreement or right hereunder can be waived nor shall any party be released from its obligations hereunder except by a writing duly executed by the other parties. Where necessary herein, all terms used in the singular shall apply to the plural and all terms used in the neuter shall apply to the masculine and feminine genders. If any provision of this Agreement, as applied to any party or to any circumstance, shall be adjudged by a court of competent jurisdiction to be void, invalid or unenforceable, then the same shall in no way affect any other provisions of this Agreement, the application of any such provision in any other circumstance, or the validity or enforceability of the other provisions of this Agreement. This Agreement may be executed by facsimile signature and/or in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of California. In the event of action, suit, proceeding or arbitration to enforce any term of this Agreement, the prevailing party or parties shall be entitled to recover from the non-prevailing party or parties, as determined by the court or arbitrator, all of the prevailing party’s or parties’ costs and expenses, including attorneys’ fees, incurred by the prevailing party or parties in connection therewith. In the event of a conflict between the terms and provisions of this Agreement and the terms and provisions of the Purchase Agreement, the terms of the Purchase Agreement shall control.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SELLER:

RIF IV – GRAND, LLC, a
California limited liability company

By:	REXFORD INDUSTRIAL REALTY, L.P.,
a Maryland limited partnership,
its Manager

By:	Rexford Industrial Realty, Inc.,
a Maryland corporation
its: General Partner

By:

Name Printed:

Title:

BUYER:

6110-6114 CAHUENGA, LLC, a
California limited liability company

By:

Name Printed:

Title:

ESCROW AGENT:

COMMERCE ESCROW COMPANY

By:

Name:

Title: